THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR HOLDER, CONCURRED IN BY COUNSEL FOR MAKER, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

ARGYLE SECURITY ACQUISITION CORPORATION

PROMISSORY NOTE

New York, New York
US$32,000	April 16, 2007

ARGYLE SECURITY ACQUISITION CORPORATION, a Delaware corporation. (“Maker”), for value received, hereby promises to pay to the order of Wesley Clark, or holder (“Holder”), thirty days after the Maker consummates a Business Combination (as defined in the Maker’s second amended and restated certificate of incorporation), in lawful money of the United States at the address of Holder at Wesley K. Associates, 116 Ottenheimer Plaza, Little Rock, Arkansas 72201, the principal amount of Thirty-Two Thousand Dollars (US$32,000), together with simple interest thereon at the rate of four percent (4%) per annum. This Note may be prepaid without penalty, in whole or in part, at any time and from time to time, provided that accrued and unpaid interest through the date of such prepayment on the principal amount so prepaid shall be paid concurrently with such prepayment.

The occurrence of any of the following shall be an Event of Default:

(a) Maker shall fail to pay any of its obligations under this Note on the date when due; or

(b) Maker shall default in any payment of principal of or interest on any material indebtedness or contingent obligation (other than its obligations under this Note), or any other event shall occur the effect of which is to permit such indebtedness or contingent obligation to be declared, or such indebtedness or contingent obligation shall otherwise become, due prior to its stated maturity; or

(c) (i) Maker shall (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (B) commence any case, proceeding or other action seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or (C) make a general assignment for the benefit of its creditors;

(ii) There shall be commenced against Maker any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days;

(iii) There shall be commenced against Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(iv) Maker shall take any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or

(v) Maker shall generally not, shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(d) One or more judgments or decrees material to Maker shall be entered against Maker not paid or fully covered by insurance and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof.

Upon the occurrence of an Event of Default, Holder may declare the outstanding principal balance hereof immediately due and payable and Maker shall immediately pay to Holder such amount, with interest accrued but unpaid thereon to the date of payment in full at the applicable rate provided herein.

If this Note is placed in the hands of attorneys for collection after default, or the indebtedness represented hereby or any part thereof is collected in bankruptcy, receivership or other judicial proceedings, Maker agrees to pay, in addition to the principal and interest payable hereunder, attorneys’ fees and court and other costs of collection incurred by Holder.

Maker and all endorsers, sureties and guarantors hereof, and other persons liable for the liabilities of Maker, hereby jointly and severally waive presentment, demand for payment, notice of dishonor, protest, notice of protest, all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this Note and the right to trial by jury, and hereby consent to any and all extensions of time, renewals, releases of liens, waivers or modifications that may be made or granted by Holder with respect hereto. No delay by Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right hereunder or otherwise. No waiver or modification of the terms hereof shall be valid unless in writing signed by Holder and then only to the extent therein set forth.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ARGYLE SECURITY ACQUISITION CORPORATION

By:	/s/ Bob Marbut
Name: Bob Marbut
Title: Co-Chief Executive Officer